AGREEMENT


          THIS AGREEMENT, effective March 30, 1996, is by and between The Diana Corporation, a Delaware Corporation ("Diana"), and Entree Corporation, a Delaware Corporation ("Entree"):

          WHEREAS, Diana is the owner of approximately 81% of the outstanding common stock of Entree, and has previously advanced funds to Entree; and

          WHEREAS, in order to provide Entree with funds to pay its currently unpaid expenses and anticipated expenses over the next year, Diana has agreed to make the contribution to the capital of Entree described below;

          NOW, THEREFORE, it is agreed as follows:

          1. As a contribution to the capital of Entree and except as provided below, Diana hereby releases and discharges Entree from any obligation to repay Diana for any amounts previously advanced by Diana to Entree (including all amounts due Diana under that certain Promissory Note of Entree dated March 5, 1990, payable to Diana), as well as any amounts owed by Entree to Diana not arising from advances, together with accrued interest on such amounts (the aggregate of such amounts and accrued interest is referred to below as the "Obligation").

          2. Notwithstanding the foregoing, in the event Entree at a future date receives cash or other property directly or indirectly from, or in any manner arising out of, the sale of stock or assets of Atlanta Provision Company, Inc., Entree will pay to Diana the lesser of (a) the amount of the Obligation plus an additional amount computed as interest on the Obligation (adjusted for any payments made from time to time pursuant to this paragraph) from the date of this Agreement at the "Prime Rate" as published from time to time in the Wall Street Journal, plus two percent (2%), compounded annually, or (b) the amount of the cash or value of the property received.

          3. Diana hereby agreed to pay to Entree, on demand, the sum of $23,000 as a contribution to the capital of Entree.

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          4.   No additional stock shall be issued by Entree in
               exchange for such capital contributions.


                                   THE DIANA CORPORATION

                                   By: /s/ Richard Y. Fisher
                                           Chairman


                                   ENTREE CORPORATION

                                   By: /s/ R. Scott Miswald
                                           Secretary